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                                                                  EXHIBIT 10.136


         ACQUISITION AND CONSTRUCTION COST REIMBURSEMENT LOAN AGREEMENT

         THIS ACQUISITION AND CONSTRUCTION COST REIMBURSEMENT LOAN AGREEMENT (as amended and supplemented from time to time, this "AGREEMENT"), dated as of December 1, 1999, is made by and between HELLER FINANCIAL, INC., a Delaware corporation ("LENDER"), whose address is 30th Floor, 500 West Monroe Street, Chicago, Illinois 60661, and BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation ("BORROWER"), whose address is 4960 Blue Lake Drive, Boca Raton, Florida 33431.

                                    RECITALS:

         A. Borrower desires Lender to extend a secured loan to Borrower in accordance with the terms of this Agreement and that certain Master Agreement, dated as of October 15, 1998, between Lender and Bluegreen Corporation ("GUARANTOR"), a Massachusetts corporation (as amended and supplemented from time to time, the "MASTER AGREEMENT"), for the purpose of reimbursing Borrower for certain acquisition and construction costs incurred in connection with the acquisition and construction of the Shore Crest Phase II Resort (as defined herein).

         B. Borrower's obligations hereunder and under the other Shore Crest Phase II Loan Documents (as defined herein) will be secured, INTER ALIA, by liens with the priority specified herein on certain real property, the improvements thereon, and related personal property and receivables owned or to be owned by Borrower in respect thereof (other than Shore Crest Phase II Note Receivables).

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

                             ARTICLE 1 - DEFINITIONS

         1.1 DEFINED TERMS. All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed thereto in the appendix attached hereto and made a part hereof by this reference.

                                ARTICLE 2 - LOAN

         2.1 DISBURSEMENT OF SHORE CREST PHASE II LOAN. On the date of this Agreement, and subject to the satisfaction of the conditions precedent specified in Section 2.2 of this Agreement, Lender shall disburse Thirteen Million Eight Hundred Sixty Thousand and 00/100 Dollars ($13,860,000), the entire amount of the Shore Crest Phase II Loan, directly to or for the account of Borrower, less any costs and fees set forth herein. The proceeds of the Shore Crest Phase II Loan shall be used to reimburse the Borrower for the costs and out-of-pocket disbursements paid by the Borrower in connection with the acquisition and construction of the Shore Crest Phase II Resort, and




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to pay closing costs incurred in connection with the making of the Shore Crest
Phase II Loan. Shore Crest Phase II Resort shall be free and clear of all liens and encumbrances except for the liens created herein or in any of the other Shore Crest Phase II Loan Documents and except for any other Shore Crest Phase II Permitted Exceptions. There shall be no further advances or loans hereunder. The Shore Crest Phase II Loan shall be deemed to be, and shall be, a "Resort Loan" under, and as defined in, the Master Agreement.

         2.2 TERM. The Shore Crest Phase II Loan shall mature and be due and payable on the Shore Crest Phase II Loan Maturity Date.

         2.3 INTEREST RATE. The outstanding principal balance of the Shore Crest Phase II Loan shall bear interest at the Interest Rate; PROVIDED, HOWEVER, that upon the occurrence and during the continuance of an Event of Default the Shore Crest Phase II Loan will bear interest at the Default Rate. Interest on the Shore Crest Phase II Loan shall be paid by Borrower to Lender monthly in arrears, commencing on the 1st day of the first month following the date hereof, and continuing on the first day of each month thereafter until payment of the Shore Crest Phase II Loan in full.

         2.4 PREPAYMENTS. The Shore Crest Phase II Loan may be prepaid in whole, but not in part, at any time upon five (5) days prior written notice to Lender. Any prepayment under this Section 2.4 shall be accompanied by all accrued and unpaid interest, if any, then due with respect to the Shore Crest Phase II Loan and all Costs and expenses then outstanding, and shall be applied in the following order: first to the payment of Costs and other expenses payable to Lender pursuant to this Agreement; second, to the payment of accrued but unpaid interest on the Shore Crest Phase II Loan; and thereafter to the reduction of the principal balance of the Shore Crest Phase II Loan. For the avoidance of doubt, no prepayment premium shall be due and payable under this Section 2.4.

         2.5 GRANT OF SECURITY INTEREST. To secure the payment and performance of all of the Indebtedness and all of the obligations of Borrower under this Agreement and/or under any of the other Shore Crest Phase II Loan Documents and the Borrower's undertakings hereunder and under the other Shore Crest Phase II Loan Documents and the payment and performance of the obligations of Borrower or any other borrower under the Master Agreement in respect of any Resort Loan (as such term is defined in the Master Agreement) owing to Lender under any other Resort Loan Documents (as such term is defined in the Master Agreement) and the payment and performance of the obligations of the Borrower and/or the Guarantor under the Warehouse Facility, Borrower does hereby unconditionally and irrevocably assign, pledge and grant to Lender a continuing security interest and lien in and to all of the right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired regardless of where located (collectively, the "SHORE CREST PHASE II COLLATERAL"):


                  (a) all franchises, licenses, permits, trade names, trademarks (and goodwill associated therewith)(provided that no lien is intended to be granted in the trade name or trademark "Bluegreen" or any logo used in connection therewith), approvals, leasehold



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         interests (whether as lessor or lessee or sublessor or sublessee), management contracts, marketing contracts, maintenance contracts, utility contracts, security contracts, other servicing contracts, licensing contracts or other similar contracts and all guaranties of any of the foregoing relating, in each case, to the Shore Crest Phase II Resort, the Shore Crest Phase II Intervals and/or the Common Elements or Limited Common Elements (as such terms are defined in the Shore Crest Phase II Master Deed);

                  (b) all other accounts, contract rights, general intangibles, documents, instruments, chattel paper and proceeds of Borrower related to the Shore Crest Phase II Resort or otherwise connected with, or related to, the operation, management and use of the Shore Crest Phase II Resort (other than the Shore Crest Phase II Note Receivables);

                  (c) all fixtures, inventory, supplies, fittings, machinery, appliances, equipment, apparatus, furnishings, and personal Property of every nature found on or used in connection with the Shore Crest Phase II Resort, including, without limitation, guest room furnishings, linens, dishware, blinds, floor coverings, hall and lobby equipment, security systems, sprinkler systems, other fire prevention and extinguishing apparatus, reservation system computer and related equipment, artwork, paintings, prints, sculpture, and office furnishings and equipment;

                  (d) (i) the Shore Crest Phase II Resort, including, without limitation, all Shore Crest Phase II Intervals and Shore Crest Phase II Residential Condominium Units (now existing or hereafter created)(whether sold or unsold) and (ii) the Shore Crest Phase II Master Deed (including, without limitation, Borrower's development and declarant's rights (but not obligations) under applicable law);

                  (e) all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and any interest thereon (collectively, "COMPENSATION"), now or hereafter made or payable in connection with (i) any casualty or other damage to all or any part of the Shore Crest Phase II Resort, (ii) any condemnation proceedings affecting all or any part of any of the Shore Crest Phase II Resort or any rights thereto or any interest therein, (iii) any damage to or taking of all or any part of the Shore Crest Phase II Resort, or any rights thereto or any interest therein arising from or otherwise relating to any exercise of the power of eminent domain (including, without limitation, any and all Compensation for change of grade of streets or any other injury to or decrease in the value of any of the Shore Crest Phase II Resort), or any conveyance in lieu of or under threat of any such taking, (iv) any and all proceeds of any sale, assignment or other disposition of all or any part of the Shore Crest Phase II Resort or any rights thereto or any interest therein, (v) any and all proceeds of any other conversion (whether voluntary or involuntary) of all or any part of the Shore Crest Phase II Resort or any rights thereto or any interest therein or to cash or any liquidated claim, and (vi) any and all refunds and rebates of or with respect to any insurance premium, any imposition or any other charge for utilities relating to all or any part of the Shore Crest Phase II Resort (including, without limitation, any and all refunds and rebates






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         of or with respect to any deposit or prepayment relating to any such insurance premium, imposition or charge), and any and all interest thereon, whether now or hereafter payable or accruing; and

                  (f) All cash and other monies and property of Borrower in the possession or under the control of Lender or any agent thereof;

                  (g) All books, records, ledger cards, files, correspondence, computer tapes, disks and software relating to the Shore Crest Phase II Resort or any other Shore Crest Phase II Collateral described herein;

                  (h) all of the collateral granted to Lender in the Shore Crest Phase II Mortgage;;

                  (i) all of the collateral granted to Lender in the Shore Crest Phase II Assignment of Leases and Rents and in any other Shore Crest Phase II Loan Document; and

                  (j) All proceeds, extensions, amendments, additions, improvements, betterments, renewals, substitutions and replacements of the foregoing.

This Agreement shall be deemed a security agreement as defined in the Code, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and be as prescribed herein, or by general law, or as to such part of the Collateral which is also reflected in any filed financing statement, by the specific provisions of the Code now or hereafter enacted, all at Lender's sole election. All terms defined used herein and defined in the UCC shall have the meanings provided for therein, as the same may be amended from time to time.

         2.6 SHORE CREST PHASE II RELEASES. Notwithstanding any provision of this Agreement or any other Shore Crest Phase II Loan Document to the contrary, the lien of the Shore Crest Phase II Mortgage, the Shore Crest Phase II Assignment of Leases and Rents and any and all related fixture filing(s) or other UCC-1 financing statements recorded in the real property records in favor of Lender in connection with the Shore Crest Phase II Loan shall be released contemporaneously with the conveyance by the Borrower of fee title to, or on behalf of, a Purchaser of a Shore Crest Phase II Interval in the ordinary course of Borrower's business if, but only if, (a) Lender receives a written request from Borrower not less than three (3) Business Days prior to the requested date of release together with all release documentation (including, without limitation, a partial release of the Shore Crest Phase II Mortgage) in form and substance reasonably satisfactory to Lender, (b) no Event of Default or event or circumstance that, with the giving of notice or passage of time or both, could give rise to an Event of Default has occurred and is continuing, (c) the applicable Shore Crest Phase II Interval Release Payment is paid to Lender in connection therewith and (d) all Costs and expenses of Lender in respect of any such releases, the filing of the same and any escrow conditions applicable in respect thereof shall have been paid by Borrower. For the avoidance of doubt, the Lender shall have no lien or security interest in any Shore Crest Phase II Note Receivable and no Shore Crest Phase II Note Receivable shall be included, or be deemed to be included, in any of the Shore Crest




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Phase II Collateral provided for herein or in any other Shore Crest Phase II
Loan Documents. Borrower agrees to only sell Shore Crest Phase II Intervals and not Shore Crest Phase II Residential Units as "residential units."

         2.7 CONDITIONS PRECEDENT TO DISBURSEMENT OF SHORE CREST PHASE II LOAN. The following conditions precedent to the disbursement of the Shore Crest Phase II Loan hereunder must be satisfied prior to the disbursement of the Shore Crest Phase II Loan:

                  (a) Borrower shall have executed and delivered to, procured for and deposited with, and, if appropriate, recorded in the proper records with all filing and recording fees and stamp and intangibles taxes paid, the Shore Crest Phase II Mortgage, the Shore Crest Phase II Assignment of Leases and Rents and the Shore Crest Phase II UCC Financing Statements and such other documents, instruments, and certificates as Lender or Title Company may require.

                  (b) The Title Company shall have issued or committed in writing to issue to Lender the Title Insurance with satisfactory insurance coverage over mechanics' liens arising from any construction at the Shore Crest Phase II Resort together with such other coverage and endorsements as Lender may reasonably require subject to the Shore Crest Permitted Exceptions. Borrower shall disclose to Lender any indemnity or other arrangement or agreement between Borrower and Title Company entered into in order to induce Title Company to issue the Title Insurance as required by this Agreement. Lender shall have also received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Shore Crest Phase II Loan Documents have been duly perfected and constitute first priority liens on the Collateral.

                  (c) The Borrower shall have executed and delivered to Lender a collateral assignment of all contracts and agreements in respect of the Shore Crest Phase II Resort.

                  (d) The Borrower shall have executed and delivered to Lender a collateral assignment of all permits, licenses, and parking rights and passes in respect of the Shore Crest Phase II Resort.

                  (e) The Borrower shall have executed and delivered to Lender a collateral assignment of all of its rights as developer and/or declarant (but not its obligations) under the Shore Crest Phase II Master Deed.

                  (f) Lender shall have been paid the portion of the Commitment Fee, as defined in the Master Agreement, as required by the Master Agreement. Borrower and Lender agree that the portion of said Commitment Fee due on the funding of the Shore Crest Phase II Loan is $39,750. Borrower hereby requests and authorizes Lender to deduct said fee from the proceeds of the Shore Crest Phase II Loan to be funded to Borrower hereunder.



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                  (g) The Guarantor shall have executed and delivered to Lender the Shore Crest Phase II Guaranty Agreement.

                  (h) Lender shall have received all documents, instruments and information identified on Schedule 2, including, without limitation, the Appraisal, PROVIDED that the items on Schedule 2 denoted with an asterisk shall be delivered by the Borrower not later than 30 days after the date hereof and such delivery shall be, and is hereby made, an undertaking of the Borrower, the violation of which shall be an immediate Event of Default hereunder.

                  (i) Lender shall have received, in form and substance satisfactory to Lender, an executed legal opinion, issued by counsel to Borrower and Guarantor acceptable to Lender, in form and content acceptable to Lender, with respect to this Agreement and the other Shore Crest Phase II Loan Documents and the Shore Crest Phase II Resort.

                  (j) The representations and warranties contained herein and in the other Shore Crest Phase II Loan Documents shall be true, correct and complete in all material respects on and as of the date of funding of the Shore Crest Phase II Loan.

                  (k) Borrower shall have performed in all material respects all agreements, paid all fees, Costs and expenses and satisfied all conditions which any Shore Crest Phase II Loan Document or the Master Agreement provides shall be paid or performed by it as a condition to the making of the Shore Crest Phase II Loan.

                  (l) Borrower shall have obtained all approvals, licenses, permits and consents for Borrower's acquisition, construction, timesharing, use and operation of the Shore Crest Phase II Resort.

                  (m) There shall then exist no Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default.

                  (n) There shall then exist no Termination Event, as such term is defined in the Master Agreement, or event that with the giving of notice or passage of time would constitute a Termination Event.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
                                   OF BORROWER

         Borrower hereby represents and warrants as follows:

         3.1 EXISTENCE. Borrower is in good standing under the laws of the State of Florida and is authorized to transact business in the State of South Carolina. The Guarantor owns 100% of the





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issued and outstanding stock of BG/RDI Acquisition Corp. and BG/RDI Acquisition
Corp. owns 100% of the issued and outstanding stock of the Borrower.

         3.2      AUTHORIZATION AND ENFORCEABILITY.

                  (a) EXECUTION. The Shore Crest Phase II Loan Documents have been duly authorized, executed and delivered and constitute the duly authorized, valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

                  (b) OTHER AGREEMENTS.The execution, delivery and compliance with the terms and provisions of the Shore Crest Phase II Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound.

         3.3 FINANCIAL STATEMENTS AND BUSINESS CONDITION. The financial statements of the Borrower and the Guarantor and the other consolidated companies therein fairly present the financial conditions and results of operations of such Persons as of the date or dates thereof and for the periods covered thereby. All such financial statements were prepared in accordance with GAAP. Except for any such changes heretofore expressly disclosed in writing to Lender, there has been no material adverse change in the financial condition of the Borrower, the Guarantor or any of its consolidated subsidiaries from the financial condition shown in such consolidated financial statements. Borrower is able to pay all of its debts as they become due, and Borrower shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of Borrower. Borrower's obligations under this Agreement will not render it unable to pay its debts as they become due. The present fair market value of Borrower's assets is greater than the amount required to pay its total liabilities.

         3.4 TAXES. All ad valorem taxes and other taxes and assessments against the Shore Crest Phase II Resort have been paid and Borrower knows of no basis for any additional taxes or assessments against such property. Borrower has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it, to the extent the same have become due and payable. Borrower shall collect and pay, or shall use commercially reasonable efforts to cause the Shore Crest Phase II Association to collect and pay, any applicable sales or rental tax respecting the sale or rental of any Shore Crest Phase II Intervals, and Shore Crest Phase II Residential Condominium units, in each case, owned by Borrower.

         3.5 LITIGATION AND PROCEEDINGS. Except as set forth on Schedule 3 hereto, there are no actions, suits, proceedings, orders or injunctions pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, at law or in equity, or before or by any governmental entity




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which, if adversely determined, could have, either individually or in the aggregate, a Material Adverse Effect. Borrower has not received any notice from any court or governmental entity alleging that Borrower has violated any applicable Governmental Regulation, any of the rules or regulations thereunder, or any other applicable laws, the result of which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect.

         3.6 VALID AND BINDING OBLIGATION, NO BREACH OR DEFAULT. All of the Shore Crest Phase II Loan Documents, and all other documents referred to herein to which Borrower is a party, upon execution and delivery will constitute valid and binding obligations of Borrower, enforceable in accordance with their terms except as limited by Debtor Relief Laws. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Shore Crest Phase II Loan Documents, will not result in a breach of, or constitute a default in Borrower's organizational documents or in any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower is a party or by which Borrower may be bound or affected. To the best of its knowledge, the Borrower is not in default of any order of any court or any requirement of any governmental entity that would result in a Material Adverse Effect.

         3.7 TITLE; LICENSES AND PERMITS. Borrower has good and marketable fee simple title to the real property constituting the Shore Crest Phase II Resort free and clear of all liens except for the Shore Crest Phase II Permitted Exceptions and good title to all personal property constituting the Shore Crest Phase II Resort free and clear of all liens except for the Shore Crest Phase II Permitted Exceptions. Borrower possesses all requisite franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its business as now being conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect. There are no pending or threatened proceedings or actions to revoke, attack, invalidate, rescind or modify such franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders or any zoning in respect of the Shore Crest Phase II Resort or asserting that such zoning does not permit the occupancy, use or operation of the Shore Crest Phase II Resort as currently and proposed to be operated.

         3.8 DISCLOSURE. There is no fact of which Borrower is aware that Borrower has not disclosed to Lender in writing that could materially adversely affect the property, business or financial condition of Borrower. Borrower has furnished Lender with a true and complete copy of all documents relating to the timesharing of the Shore Crest Phase II Resort.

         3.9 EMPLOYEE BENEFIT PLANS. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof with respect to all employee benefit plans adopted by Borrower for the benefit of its employees. No material liability has been incurred by Borrower which remains unsatisfied for any funding obligation, taxes or penalties with respect to any such employee benefit plan.



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         3.10 SYSTEM COMPLIANCE AND ADEQUACY. To the best of Borrower's knowledge, the storm and sanitary sewer system, water system and all mechanical systems of the Shore Crest Phase II Resort comply with all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations, and all governmental entities having jurisdiction over Shore Crest Phase II Resort have issued all necessary permits, licenses or other authorizations for the use and operation of such property. To the best of Borrower's knowledge, the Shore Crest Phase II Resort has adequate storm and sanitary sewage facilities, water and electrical supply, and other required public utilities.

         3.11 SUBMITTALS. The Shore Crest Phase II Loan Documents and all financial statements, refurbishing plans, budgets, schedules, opinions, certificates, confirmations, contractor's statements, applications, rent rolls, affidavits, agreements, and other materials submitted to the Lender in connection with or in furtherance of the Shore Crest Phase II Loan Documents by or on behalf of the Borrower fully and fairly state in all material respects the matters with which they purport to deal, and neither misstate any material fact, nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading; PROVIDED, HOWEVER, that such representation and warranty is made to the best of Borrower's knowledge with respect to such materials submitted to Lender which were prepared by parties other than Borrower, the Guarantor or their respective employees.

         3.12 GOVERNMENTAL REQUIREMENTS. The Shore Crest Phase II Resort is and at all times during the Shore Crest Phase II Loan will be used, operated and sold in compliance with all zoning requirements (including parking and density requirements or limitations), building codes, subdivision improvement agreements, licensing requirements, all covenants, conditions and restrictions of record, and all other Governmental Requirements and there are no Governmental Requirements prohibiting the use and operation of such Resort for timeshare purposes. The zoning and subdivision approval of the Shore Crest Phase II Resort and the right and ability to use or operate such Resort are not in any way dependent on or related to any real estate other than such Resort and its sister resort, Shore Crest Vacations Villas Resort. To Borrower's knowledge, there are no, nor are there any alleged or asserted, violations of Governmental Requirements, law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to the Shore Crest Phase II Resort or any part thereof. Borrower has obtained or is not aware of reasons why it cannot obtain all necessary permits, licenses, consents and approvals (including obtaining sufficient parking spaces and meeting all applicable density requirements) to use and operate the Shore Crest Phase II Resort as a vacation time sharing ownership plan and condominium in accordance with the requirements of this Agreement and applicable law and to sell the Shore Crest Phase II Intervals and Shore Crest Phase II Residential Condominium Units therein in full compliance with applicable law.

         3.13 PROPERTY ACCESS. Shore Crest Phase II Resort has adequate direct access to improved publicly dedicated roads.




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         3.14 FLOOD HAZARDS/WETLANDS. Except as disclosed in the Survey, the
Shore Crest Phase II Resort is not located in a flood zone as defined in the Flood Disaster Protection Act of 1973, as amended, and such Resort is not located within a wetlands as defined by any Governmental Authority.

         3.15 CONTRACTS WITH AFFILIATES. Except for the relationships and transactions (the "APPROVED TRANSACTIONS") disclosed to Lender in writing and set forth on Schedule 4, Borrower does not own any stock or interest in any other Person or have any affiliates which have any involvement or interest in the Shore Crest Phase II Resort in any way. All Approved Transactions were negotiated in good faith, are arms-length transactions and all terms, covenants and conditions which govern the Approved Transactions are at market rate.

         3.16 ENVIRONMENTAL LAWS. Except as set forth on Schedule 5 hereto, the Shore Crest Phase II Resort is free of presence of all potentially unhealthy, harmful or unlawful Hazardous Material. Except as set forth on Schedule 5 hereto, neither Borrower nor Guarantor, or to Borrower's knowledge, any other Person has ever caused or permitted any Hazardous Materials to be used, handled, placed, held, stored, located, discharged, released, manufactured, treated, processed, produced, generated, transported or otherwise managed on, under or at the Shore Crest Phase II Resort or any part thereof.

         3.17 INDEBTEDNESS OF BORROWER OR GUARANTOR. Neither Borrower nor Guarantor has incurred any indebtedness which is secured, wholly or in part, by the Shore Crest Phase II Resort or any part thereof (other than the Shore Crest Phase II Loan).

         3.18 STATUS OF THE RESORT. The Shore Crest Phase II Resort is a condominium with the number of Shore Crest Phase II Residential Condominium Units set forth in Schedule 6 hereto and each such residential condominium unit is subject to a timeshare regimen pursuant to which fifty-two (52) fee timeshare intervals have been created in each such residential condominium unit, all as provided for in the Shore Crest Phase II Master Deed. Borrower holds good and marketable title to each of the Shore Crest Phase II Residential Condominium Units set forth on Schedule 6 hereto and to the each of the Shore Crest Phase II Intervals listed on said Schedule, and such Residential Condominium Units, and Intervals are not encumbered by, or subject to, a lien, security interest, mortgage, deed of trust, installment contract, agreement for deed, option agreement, lease or other similar instrument except for the Shore Crest Phase II Permitted Exceptions.

         3.19 CONSTRUCTION OF THE BUILDINGS. The Borrower has obtained permanent, unconditional certificates of occupancy (or their equivalent) for the Shore Crest Phase II Residential Condominium Units and such certificates of occupancy (or their equivalent) remain in full force and effect.

         3.20 SHORE CREST PHASE II RESORT DOCUMENTS. Borrower has furnished to the Lender true and correct copies of all Shore Crest Phase II Resort Documents and all filings and/or recordations in order to establish the condominium and the timeshare ownership regimens in respect of Shore Crest Phase II Resort have been done and all applicable laws and statutes in connection therewith




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have been complied with. Borrower has furnished to the Lender true and correct copies of the Shore Crest Phase II Master Deed and all documents related thereto. The Borrower is in control of the Shore Crest Phase II Association.

         3.22 SALE OF SHORE CREST PHASE II INTERVALS. The sale and offering of sale of Shore Crest Phase II Intervals (together with any Owner Beneficiary Rights in and to the Club) (i) do not and will not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or the blue-sky securities laws of South Carolina, (ii) are done and will only be done in South Carolina or such other states where any solicitation and/or sale thereof would not be in violation of applicable law, (iii) do not violate and will not violate any applicable federal, state or local consumer credit or sale rescission statute, including, without limitation, any such statute of any State in which a Purchaser may reside and (iv) do not violate and will not violate any other applicable federal, state or local law, statute or regulation.

                      ARTICLE 4 - COVENANTS AND AGREEMENTS
                                   OF BORROWER

         So long as any portion of the Shore Crest Phase II Loan remains unpaid, Borrower hereby covenants and agrees with Lender as follows:

         4.1 RELEASE PAYMENTS. At the time of the sale of any Shore Crest Phase II Interval, Borrower shall pay Lender the applicable Shore Crest Phase II Interval Release Payment, which payment shall be applied under the Shore Crest Phase II Loan as follows: (a) first, to any unpaid Costs and expenses owing to Lender hereunder or under any other Shore Crest Phase II Loan Document, (b) second, to all accrued and unpaid interest in respect of the Shore Crest Phase II Loan then due and payable, (c) third, to any other accrued and unpaid interest in respect of the Shore Crest Phase II Loan, (d) fourth, to outstanding principal balance of the Shore Crest Phase II Loan, (e) fifth, to any other Indebtedness or obligations then outstanding and secured by the Shore Crest Phase II Collateral hereunder and (f) lastly, to the Borrower. Borrower agrees only to sell Shore Crest Phase II Intervals and not to sell Shore Crest Phase II Residential Condominium Units as "whole" condominium units.

         4.2 MANDATORY PREPAYMENTS. If the outstanding principal balance of the Shore Crest Phase II Loan shall exceed the amount set forth below on the date corresponding to such amount as set forth below, then Borrower shall prepay to the Lender the amount of such excess not later than five (5) Business Days after such date and the same shall be applied to the then outstanding principal amount of the Shore Crest Phase II Loan.

----------------------------------- --------------------------------------------
     DATE                            MAXIMUM OUTSTANDING AMOUNT OF SHORE
                                            CREST PHASE II LOAN
----------------------------------- --------------------------------------------

April 1, 2000                       $13,572,244
----------------------------------- --------------------------------------------

July 1, 2000                        $12,952,461
----------------------------------- --------------------------------------------

----------------------------------- --------------------------------------------
     DATE                            MAXIMUM OUTSTANDING AMOUNT OF SHORE
                                            CREST PHASE II LOAN
----------------------------------- --------------------------------------------

October 1, 2000                     $12,089,192
----------------------------------- --------------------------------------------

January 1, 2001                     $11,646,490
----------------------------------- --------------------------------------------

April 1, 2001                       $11,299,069
----------------------------------- --------------------------------------------

July 1, 2001                        $10,550,778
----------------------------------- --------------------------------------------

October 1, 2001                     $ 9,508,516
----------------------------------- --------------------------------------------

January 1, 2002                     $ 8,974,023
----------------------------------- --------------------------------------------

April 1, 2002                       $ 8,626,602
----------------------------------- --------------------------------------------

July 1, 2002                        $ 7,878,311
----------------------------------- --------------------------------------------

October 1, 2002                     $ 6,836,049
----------------------------------- --------------------------------------------

January 1, 2003                     $ 6,301,556
----------------------------------- --------------------------------------------

April 1, 2003                       $ 5,954,135
----------------------------------- --------------------------------------------

July 1, 2003                        $ 5,205,844
----------------------------------- --------------------------------------------

October 1, 2003                     $ 4,163,582
----------------------------------- --------------------------------------------

January 1, 2004                     $ 3,629,089
----------------------------------- --------------------------------------------

April 1, 2004                       $ 3,281,668
----------------------------------- --------------------------------------------

July 1, 2004                        $ 2,533,377
----------------------------------- --------------------------------------------

October 1, 2004                     $ 1,491,115
----------------------------------- --------------------------------------------

January 1, 2005                     $   956,622
----------------------------------- --------------------------------------------

April 1, 2005                       $   832,632
----------------------------------- --------------------------------------------

July 1, 2005                        $   565,577
----------------------------------- --------------------------------------------

October 1, 2005                     $   193,607
----------------------------------- --------------------------------------------


         4.3 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS, NOTICE OF GOVERNMENTAL AUTHORITY. Borrower shall timely comply with all Governmental Requirements applicable to the Borrower and the Shore Crest Phase II Resort, including, without limitation, maintaining an adequate number of parking spaces and complying with all zoning requirements. Borrower shall timely comply with and promptly furnish to Lender true and complete copies of any notice or claim by any governmental entity pertaining to the Shore Crest Phase II Resort.

         4.4 CORRECTION OF DEFECTS. Borrower shall correct or cause to be corrected (a) any material defect in the Shore Crest Phase II Resort and (b) any violation of any Governmental Requirements or any violation of any covenants, conditions and restrictions affecting the Shore Crest Phase II Resort, if applicable. Borrower shall defend, indemnify and save Lender harmless from all claims, losses, costs, damages and expenses asserted or proven against Lender by any Person as a result of the presence of any such defects, materials and any compliance with applicable laws (including, without limitation, Environmental
Laws), regardless of whether such claims, costs, losses, damages and expenses are actual or contingent, currently existing or arising in the future. The foregoing indemnification shall survive the payment in full of the Shore Crest Phase II Loan and all other indebtedness secured by the Shore Crest Phase II Mortgage and the other Shore Crest Phase II Loan Documents and the release of the Shore Crest Phase II Mortgage and the other Shore Crest Phase II Loan Documents as to events occurring and causes of action arising before such payment and release.

         4.5 RECORDS. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower and the Shore Crest Phase II Association in which complete entries will be made in accordance with GAAP.

         4.6 MANAGEMENT. Borrower agrees that the manager and management contract in respect of the Shore Crest Phase II Resort shall at all times be satisfactory to Lender and the Borrower shall not agree to any amendments or changes in respect thereof without the prior written consent of Lender.

         4.7 INSPECTION OF THE RESORT AND BOOKS AND RECORDS. Borrower shall, at such reasonable times during normal business hours and as often as may be reasonably requested, permit any agents or representatives of Lender to inspect any portion of the Shore Crest Phase II Resort and any assets (including financial and accounting books and records) of Borrower, to examine and make copies of and abstracts from the records and books of account of any of such Persons and to discuss their affairs, finances and accounts with any of their respective officers, employees or independent public accountants. Borrower acknowledges that Lender intends to conduct such audits and inspections on at least an annual basis. All audits and property inspections shall be at the expense of Borrower; PROVIDED, HOWEVER, that except with respect to any audits and inspections conducted after an Event of Default hereunder, Borrower shall not be required to pay in the aggregate hereunder, under the Master Agreement and any Resort Documents thereunder or under the Warehouse Facility in excess of Ten Thousand Dollars ($10,000) in any calendar year for inspections and audits performed during such year.

         4.8 CASUALTY, CONDEMNATION. Borrower shall promptly notify Lender of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Shore Crest Phase II Resort, or the threat of any such action or proceeding of which Borrower becomes aware.

Provided no Event of Default then exists and Borrower certifies as to same, the net insurance proceeds shall be paid to Lender but shall be made available by Lender for the restoration or repair of the Shore Crest Phase II Resort if: (i) in Lender's reasonable judgment (a) restoration or repair and the continued operation of the Shore Crest Phase II Resort is economically feasible, and (b) the value of Lender's security is not reduced; (ii) the cost of restoration or repair does not exceed the net insurance proceeds or Borrower; (iii) the loss does not occur in the six (6) month period preceding the Shore Crest Phase II Loan Maturity Date; and (iv) Lender's architect/engineers certify that the restoration of the Shore Crest Phase II Resort can be completed at least ninety
(90) days prior to the Shore Crest Phase II Loan Maturity Date. Borrower shall pay all amounts, in addition to the net insurance proceeds, necessary to pay in full the cost of the restoration or repair.

         Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Lender hereunder that Lender (or, in Lender's discretion, an architect, engineer or other construction expert acceptable to Lender) shall have approved (x) all plans and specifications for any proposed repair or restoration; (y) the construction schedule; and (z) the architect's and general contractor's contracts for restoration; all costs of any architect, engineer or construction expert retained by Lender shall be for the account of Borrower and, upon demand by Lender, shall be promptly paid by Borrower. Lender may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. At Lender's option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Lender. If an Event of Default then exists, or any of the conditions set forth in this subsection have not been met or satisfied, the net insurance proceeds (after deduction of Lender's reasonable costs and expenses, if any, in collecting same) shall be applied to the Shore Crest Phase II Loan in such order and manner as Lender may elect, whether or not due and payable, with any excess paid to Borrower.

         The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of any portion or all of the Shore Crest Phase II Resort, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender. Lender is authorized (but is under no obligation) to collect any such proceeds. The proceeds of any such award shall be made available by Lender for repair or restorations of the Property in the same manner and upon the same conditions as those set forth above for net insurance proceeds.

         Anything to the contrary herein notwithstanding, for so long as any part of the Shore Crest Phase II Resort is subject to the Shore Crest Phase II Resort Documents (1) any and all insurance proceeds arising from any damage or destruction to the Shore Crest Phase II Resort subject to such documents and any and all awards and payments with respect to condemnation or conveyances in lieu thereof received by Lender shall be applied and used in accordance with the provisions of such Documents and (2) the obligations of Borrower under this
Section 4.5 and the rights of Lender under this Section 4.5 shall be subject to the rights and obligations of the Shore Crest Phase II Association under the Shore Crest Phase II Resort Documents and applicable South Carolina law, as the case may be.

         4.9 APPLICATION OF LOAN PROCEEDS. Borrower shall apply the proceeds of the Shore Crest Phase II Loan for reimbursement of up to 85% of the purchase price and construction costs of the Shore Crest Phase II Resort.

         4.10 ADDITIONAL DOCUMENTS. Borrower shall execute and deliver to Lender, from time to time as requested by Lender, such other documents as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by the Shore Crest Phase II Loan Documents.

         4.11 DEFENSE OF ACTIONS. Lender may (but shall not be obligated to) commence, appear, in, or defend any action or proceeding purporting to affect the Shore Crest Phase II Loan, the Shore Crest Phase II Resort, or the respective rights and obligations of Lender and Borrower pursuant to this Agreement. Lender may (but shall not be obligated to) pay all reasonable necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or action, which Borrower agrees to repay to Lender on demand.

         4.12 PAYMENT OF CHARGES. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Shore Crest Phase II Resort, and Borrower shall keep the Property free and clear of any lien, tax, judgment, charge, assessment or claim (the "CHARGES") other than the encumbrances of the Shore Crest Phase II Mortgage, the Shore Crest Phase II Permitted Exceptions, and other liens approved in writing by Lender. Notwithstanding anything to the contrary contained in this Agreement, Borrower may (a) discharge in accordance with applicable law any such Charge or contest the validity or amount of any claim of any contractor, consultant, architect, or other Person providing labor, materials, or services with respect to the Property, (b) contest any tax or special assessments levied by any governmental entity, and (c) contest the enforcement of or compliance with any Governmental Requirements. Any such contest on the part of Borrower shall not be an Event of Default hereunder provided that (i) during the pendency of any such contest Borrower shall, if requested by Lender, furnish to Lender and Title Company an indemnity bond from a corporate surety satisfactory to Lender and Title Company in an amount equal to one hundred fifty percent (150%) of the amount being contested or other security reasonably acceptable to them; and (ii) Borrower shall pay any amount adjudged by a court of competent jurisdiction (including appellate courts) to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Shore Crest Phase II Resort or any part thereof; and (iii) Borrower fulfills all of its obligations under this Agreement during the pendency of any such contest.

         4.13 RESERVE STUDY. Borrower agrees to complete a reserve study in respect of the Shore Crest Phase II Association and the Shore Crest Phase II Resort and to submit the same to Lender on or prior to the second anniversary of the date hereof. Such reserve study shall be satisfactory to Lender in its reasonable discretion.

         4.14 CURRENT FINANCIAL REPORTS. So long as any portion of the Loan remains outstanding, Borrower shall furnish the following to Lender:

                  (a) MONTHLY SALES ACTIVITY REPORTS. Within fifteen (15) days after the end of each month, a summary of sales activity at the Shore Crest Phase II Resort for such month, in form, content and detail acceptable to Lender in Lender's sole discretion.

                  (b) QUARTERLY FINANCIAL REPORTS. Within forty-five (45) days after the end of each fiscal quarterly period, unaudited financial statements of each of the Borrower and the Guarantor, certified by the chief financial officer of each such Person to be true and correct.

                  (c) YEAR-END FINANCIAL REPORTS. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of each of the Guarantor and Borrower: (i) the consolidated and consolidating balance sheets of the Guarantor and its consolidated subsidiaries and the balance sheet of the Borrower as of the end of such year and the related consolidated and consolidating statements of income and cash flow for such fiscal year for the Guarantor and its consolidated subsidiaries and the related statements of income and cash flow for such fiscal year for Borrower; (ii) a schedule of all outstanding indebtedness of the Guarantor and the Borrower describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan; (iii) in the case of the Guarantor, copies of reports and any management letters from a firm of independent certified public accountants, selected by the Guarantor, which reports shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of the Guarantor and its consolidated subsidiaries, as of the dates indicated and the results of the Guarantor's operations and cash flow for the periods indicated in conformity with GAAP; and
         (iv) in the case of the Borrower, a certificate from the chief financial officer of the Borrower certifying that such financial statements present fairly the financial position of the Borrower, as of the dates indicated and the results of the Borrower's operations and cash flow for the periods indicated in conformity with GAAP;

                  (d) AUDIT REPORTS. Promptly upon receipt thereof, one (1) copy of each other report or management letter submitted to the Guarantor or the Borrower by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Guarantor and/or the Borrower.

                  (e) OTHER REPORTS. Such other reports, statements, notices or written communications relating to the Guarantor and/or the Borrower, as Lender may require, in its reasonable discretion.

                  (f) SEC REPORTS. Promptly upon their becoming available one
         (1) copy of each financial statement, report, notice or proxy statement sent by the Guarantor to security holders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Guarantor with, or received by the Guarantor in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

                  (g) TAX RECEIPTS. To the extent reasonably requested by the Lender, the Borrower, for so long as it shall be in control of the Shore Crest Phase II Resort, shall furnish Lender with copies of receipts or tax statements marked "Paid" to evidence the payment of all taxes levied on or in respect of such Resort prior to the date such taxes become delinquent.

                  (h) NOTICE OF LITIGATION, CLAIMS, AND FINANCIAL CHANGE. Notice of (i) any litigation against the Guarantor or the Borrower or affecting the Shore Crest Phase II Resort, which, if determined adversely, might have a material adverse effect upon the financial condition of the Guarantor or the Borrower or upon the Shore Crest Phase II Resort, (ii) any claim or controversy which might become the subject of such litigation, and (iii) any material adverse change in the financial condition of the Guarantor or the Borrower.

                  (i) SEMI-ANNUAL RESORT ASSOCIATION REPORTS. If reasonably requested by Lender, as soon as available and in any event within ninety (90) days after the end of each semiannual fiscal period of the Shore Crest Phase II Association: (I) the balance sheet of such Association as of the end of such semiannual period and the related statement of income and cash flow for such semiannual period, prepared in accordance with GAAP and subject to normal year-end adjustments; and
         (II) a schedule of all outstanding indebtedness of such Association describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan.

                  (j) YEAR-END RESORT ASSOCIATION REPORTS. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Shore Crest Phase II Association: (i) the balance sheet of such Association as of the end of such year and the related statement of income and cash flow for such fiscal year; (ii) a schedule of all outstanding indebtedness of such Association describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan; and (iii) copies of reports from a firm of independent certified public accountants, which report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of such Association as of the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP.

         4.15 INSURANCE POLICIES. Borrower shall obtain or cause to be obtained the Insurance Policies and shall keep the Insurance Policies, or shall cause the Insurance Policies to be kept, in full force and effect at all times while the Shore Crest Phase II Loan is outstanding. Borrower shall, in connection with any renewal of the Insurance Policies, submit, or use commercially reasonable efforts to cause the Shore Crest Phase II Association to submit, to the Lender insurance certificates showing the type and amounts of such Insurance Policies and the payment of premiums in respect thereof. Borrower shall give prompt written notice to Lender of any changes in the coverage of any of the Insurance Policies.

         4.16 BORROWER'S FINANCIAL MAINTENANCE REQUIREMENT. Borrower agrees to pay the Shore Crest Phase II Association all dues and other moneys owing to it under the Shore Crest Phase II Resort Documents and any other obligation of the Borrower to pay dues and assessments or make whole any shortfall in the same.

         4.17 HOLD HARMLESS. Borrower shall indemnify Lender and hold Lender harmless from and against any and all liabilities, indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender, in any way relating to or arising out of (a) this Agreement and/or the Shore Crest Phase II Loan Documents and/or (b) any of the transactions contemplated therein or thereby (including those in any way relating to or arising out of the violation by Borrower of any federal or state laws) other than liabilities, indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements which are caused by the Lender's material breach of, or gross negligence or willful misconduct with respect to, its actions or inactions under this Agreement and the other Shore Crest Phase II Loan Documents. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, and subject to the condition that no Event of Default under this Agreement shall then exist, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Notwithstanding any defense by Borrower of any such suit, claim or demand, Lender shall have the right to participate in any material decision affecting the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. The provisions of this Section shall survive the payment in full of the Shore Crest Phase II Loan and all other indebtedness secured by the Shore Crest Phase II Mortgage and the other Shore Crest Phase II Loan Documents and the release of the Shore Crest Phase II Mortgage and the other Shore Crest Phase II Loan Documents as to events occurring and causes of action arising before such payment and release.

         4.18 CROSS DEFAULT, CROSS COLLATERALIZATION. The documents and instruments evidencing and securing the Shore Crest Phase II Loan shall also secure each of the other Resort Loans, under and as defined in the Master Agreement, and the obligations of the Guarantor and the Borrower under the Warehouse Facility. Any event of default under any of such Resort Loans or under the Warehouse Facility shall be an Event of Default hereunder.

         4.19 NET WORTH; COVERAGE RATIO; LEVERAGE RATIO. Borrower covenants that on and after the date hereof and so long as the Shore Crest Phase II Loan shall be outstanding or there are any outstanding obligations of Guarantor under the Shore Crest Phase II Guarantee, Borrower and Guarantor will comply with the covenants set forth in Sections 5.7, 5.8 and 5.9 of the Warehouse Facility (as in effect on the date hereof and notwithstanding any termination or expiration of said Warehouse Facility after the date hereof), and such covenants and the definitions used therein are hereby incorporated herein in their entirety as if set forth at length herein.

         4.20 SUBORDINATED OBLIGATIONS. Borrower will not, directly or indirectly, (a) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, to any Affiliates (excluding trade payables incurred in the ordinary course of business), or (b) permit the amendment, rescission or other modification of any of such indebtedness, liabilities or obligations in such a manner as to affect adversely the lien priority of any of the Shore Crest Phase II Collateral granted to Lender or to cause a Material Adverse Effect.

         4.21 CONSOLIDATION AND MERGER. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it unless (a) the Borrower shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the Shore Crest Phase II Loan and all Indebtedness in respect thereof and shall further assume the due and punctual performance and observance of all of the covenants and conditions of this Agreement, the other Shore Crest Phase II Loan Documents and the Shore Crest Phase II Resort Documents to be performed and observed by the Borrower, in each case, pursuant to an amendment hereto or other form of assumption agreement in form satisfactory to the Lender, in its sole discretion, and (b) the Borrower shall not be in default of any covenant, representation, warranty or condition hereunder or under any of the other Shore Crest Phase II Loan Documents or any of the Shore Crest Phase II Resort Documents either prior thereto or after giving effect to such assumption.

         4.22 RESTRICTIONS ON TRANSFERS. Borrower shall not, without obtaining the prior written consent of Lender, which may be granted or withheld in Lender's sole discretion, (a) transfer, sell, pledge, convey, assign or encumber any interest in the Shore Crest Phase II Resort, except for the sale of Shore Crest Phase II Intervals to Purchasers or other third-party purchasers on an arm's-length basis, the sale of Owner Beneficiary Rights on an arm's-length basis and the encumbrance of the Shore Crest Phase II Mortgage and the Shore Crest Phase II Assignment of Leases and Rents in connection herewith; (b) permit any sale, assignment, encumbrance, dilution or other disposition of any ownership interests in Borrower except to Guarantor; or (c) permit the creation of any new ownership interests in Borrower, except to the extent such new ownership interests are owned or controlled by the Guarantor.

         4.23 RESTRICTIONS. Other than the Shore Crest Phase II Permitted Exceptions or the Shore Crest Phase II Resort Documents, Borrower shall not impose any covenants, easements or other encumbrances upon the Shore Crest Phase II Resort or execute or file any subdivision plat affecting the Shore Crest Phase II Resort without the prior written consent of Lender, which shall not be unreasonably withheld.

         4.24 MODIFICATION OF RESORT DOCUMENTS. Without Lender's prior written consent, Borrower shall not amend, modify or terminate any of the Shore Crest Phase II Resort Documents or any other covenants, conditions, easements or restrictions affecting the Shore Crest Phase II Resort (or any portion thereof) or relinquish any developer or declarant control that it currently possesses, except that if any amendment or modification is required either (a) to cause additional phases to be annexed into the timeshare regimen of the Shore Crest Phase II Resort Documents, as currently contemplated therein, (b) by law, Borrower shall implement the same. Borrower shall deliver to

Lender copies of each such amendment or modification promptly, and in any case within ten (10) days, after the execution thereof or (c) to correct minor errors or to otherwise make ministerial additions or deletions, none of which (either individually or in the aggregate) would have a Material Adverse Effect. Without limiting the scope of the immediately preceding sentence, Borrower shall not materially amend, modify or assign to any Person any management, marketing, servicing, maintenance or other similar contract for or in respect of the Shore Crest Phase II Resort except as provided for herein or in the other Shore Crest Phase II Loan Documents.

         4.25 YEAR 2000. Borrower has made an assessment of the microchip and computer-based systems and the software used in its business and based upon such assessment believes that they will be "Year 2000 Compliant" by or before January 1, 2000, except where the failure to be so "Year 2000 Compliant" would not have a Material Adverse Effect. "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, the Borrower are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000.

         4.26 ENVIRONMENTAL. Borrower will not, and will not permit any Person to, use, generate, treat, store or dispose of any Hazardous Materials in or on the Shore Crest Phase II Resort except where the same is in compliance with all applicable Environmental Laws or would not have or produce a Material Adverse Effect. If the Lender, at any time, has a reasonable basis to believe that the Borrower or the Shore Crest Phase II Resort may be in violation of any Environmental Law, then Borrower agrees, upon request from the Lender, to provide the Lender with such reports, certificates, engineering studies or other written materials or data as the Lender may require, in its reasonable discretion, so as to satisfy the Lender that the Borrower and/or the Shore Crest Phase II Resort are in compliance with all applicable Environmental Laws and that the marketability and value of the Shore Crest Phase II Resort is adequately maintained. The Borrower's undertakings under this Section 4.26 are in addition to its undertakings under Section 4.4 hereof.

         4.27 VOTING. Notwithstanding the terms of the By-Laws of the Shore Crest Phase II Association, Borrower agrees not to vote in respect of any of the following without the prior written consent of the Lender: (a) in connection with any material casualty, taking or condemnation of the condominiums or common elements established by the Shore Crest Phase II Master Deed (or any part thereof), (b) pertaining to the amendment of the articles of incorporation or bylaws of the Shore Crest Phase II Association, (c) pertaining to the amendment of the Shore Crest Phase II Master Deed (other than as permitted under Section
4.24 hereof) or (d) any other matter upon which a vote may be taken if an Event of Default shall have occurred and be continuing. In the case of the exercise of its rights and remedies in respect of the Shore Crest Phase II Intervals and/or the Shore Crest Phase II Residential Condominium Units under the Shore Crest Phase II Mortgage, the Borrower will, at the written request of Lender, obtain the resignations of each of the directors elected and/or appointed by the Borrower to the Board of Directors of each of Shore Crest Phase II Association and will deliver them to Lender.

                               ARTICLE 5 - DEFAULT

         An "Event of Default" shall exist if any of the following shall occur:

         5.1 PAYMENTS. Any Indebtedness is not paid within five (5) business days of the date when due, whether by acceleration or otherwise.

         5.2 FINANCIAL COVENANT DEFAULTS; OTHER DEFAULTS. Any failure by the Guarantor or the Borrower to comply with the financial covenants set forth in
Section 4.19 hereof or the existence of any default or event of default under the Shore Crest Phase II Mortgage or any other Shore Crest Phase II Loan Document.

         5.3 OTHER COVENANT DEFAULTS. Borrower shall fail to perform or observe any covenant, agreement or obligation contained in this Agreement or in any of the Shore Crest Phase II Loan Documents (other than as contemplated in Sections
5.1 or 5.2 above), and such failure shall continue for thirty (30) days after Lender delivers written notice thereof to Borrower, PROVIDED, HOWEVER, if the failure is incapable of cure within such thirty (30) day period and Borrower shall be diligently pursuing a cure, such thirty (30) day cure period shall be extended by an additional period not to exceed sixty (60) days.

         5.4 WARRANTIES OR REPRESENTATIONS. Any statement, representation or warranty in this Agreement, any of the other Shore Crest Phase II Loan Documents, any financial statement or any other writing delivered by Guarantor or Borrower to Lender in connection with this Agreement is false, misleading or incorrect in any material respect as of the date made.

         5.5 DEFAULT IN OTHER RESORT LOANS OR THE WAREHOUSE FACILITY OR OTHER INDEBTEDNESS. Any default by the Guarantor, the Borrower or any Affiliate in the payment of indebtedness for borrowed money in an aggregate principal amount in excess of $1,000,000 (including, without limitation, any default by the Guarantor, the Borrower or any Affiliate in the payment of indebtedness for borrowed money owing to Lender under the Warehouse Facility or any other agreement) after the expiration of any applicable grace or cure period; any other default under such indebtedness which accelerates or permits the acceleration (after the giving of notice or passage of time, or both) of the maturity of such indebtedness or any default under such indebtedness which permits the holders of such indebtedness to elect a majority of the Board of Directors of the Guarantor; or the occurrence and continuance of any default (after the expiration of any applicable grace or cure period) or any event of default under any of the Resort Loan Documents, as defined in the Master Agreement. For the avoidance of doubt, a default or the occurrence and continuance of an Event of Termination under the Purchase Facility shall not constitute an Event of Termination under Section 6(e) of the Master Agreement.

         5.6 PURCHASE FACILITY. Purchases of receivables under the Purchase Facility shall have been suspended, deferred or terminated or the Purchase Facility shall have been terminated, PROVIDED that this Section 5.6 shall not be deemed to have been activated if, but only if, (a) receivables cannot be purchased under the Purchase Facility by virtue of the maximum limitation on the amount of purchases set forth in the Purchase Facility having been reached, or because any Eligible Resort under the Master Agreement shall not have been approved by Lender as an "Additional Resort" under the Purchase Facility, or because Lender shall have reviewed and rejected receivables associated with the Club or (b) because the "seller" thereunder shall have voluntarily elected not to use the Purchase Facility or not to renew the "program" provided by the Purchase Facility on and after the date of its scheduled expiration.

         5.7 JUDGEMENTS. The issuance, filing or levy against the Guarantor or the Borrower of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $1,000,000, which is not discharged in full or stayed within thirty (30) days after issuance or filing.

         5.8 BANKRUPTCY. Guarantor or Borrower:

                  (a) does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

                  (b) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws; or

                  (c) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or

                  (d) conceals, removes, or permits to be concealed or removed any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

                  (e) has a trustee, receiver, custodian or other similar official appointed for, or take possession of, all or any part of its property or has any court take jurisdiction of any other of its property which continues for a period of sixty (60) days; or

                  (f) fails to have discharged within a period of thirty (30) days any attachment, sequestration, or similar writ levied upon any property of such owner.

         5.9 GUARANTY. Failure by the Guarantor to comply with the terms of the Shore Crest Phase II Guaranty or any other document executed by the Guarantor in connection with the Shore Crest Phase II Loan, after the expiration of any applicable notice and cure periods, or the Shore Crest Phase II Guaranty or the Shore Crest Phase II Completion Guaranty shall have been terminated, revoked or declared invalid.

         5.10 STAY. The issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction limiting or otherwise affecting the sale of Shore Crest Phase II Intervals and any such order or sanction shall have been outstanding for more than 60 days from the date of its entry and shall not have been discharged in full or stayed by appeal, bond or otherwise; or

         5.11 ZONING AND LICENSES. The revocation of any license, parking rights or assignment, zoning authorizations, certificate or certificates of occupancy or other permits, approvals or authorizations granted by any applicable governmental entity which would have a Material Adverse Effect.

         5.12 TERMINATION EVENT. The existence and continuance of a Termination Event under, and as defined in, the Master Agreement, PROVIDED that the Termination Event set forth in Section 6(f) of the Master Agreement shall be qualified to the same extent as set forth in Section 5.6 above.

                    ARTICLE 6 - RIGHTS AND REMEDIES OF LENDER

         6.1 REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Lender may take any one or more of the following actions, all without notice to Borrower:

         (a) ACCELERATION. Declare the unpaid principal balance of the Shore Crest Phase II Loan and all other Indebtedness, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

         (b) JUDGMENT. Reduce Lender's claim to judgment, foreclose or otherwise enforce Lender's security interest in all or any part of the Shore Crest Phase II Collateral by any available judicial procedure.

         (c) SALE OF COLLATERAL. Exercise all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Shore Crest Phase II Collateral) including (i) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Shore Crest Phase II Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (ii) enter upon any premises of

         Borrower and take possession of the Shore Crest Phase II Collateral; and (iii) sell the Shore Crest Phase II Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, ten
         (10) days notice of the time and place of any sale shall constitute reasonable notification. At any sale of the Shore Crest Phase II Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Shore Crest Phase II Collateral or any portion thereof for the account of Lender. Borrower shall remain liable for any deficiency. Lender shall not be required to proceed against any Shore Crest Phase II Collateral but may proceed against Borrower and/or the Guarantor directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

         (d) RECEIVER. Apply by appropriate judicial proceedings for appointment of a receiver for the Shore Crest Phase II Collateral, or any part thereof, and Borrower hereby consents to any such appointment.

         (e) OPERATION. Take possession of and operate Phase II of the Shore Crest Phase II Resort (including, without limitation, any part thereof operating as a hotel or transient lodging facility), collect all receivables and other revenues in respect thereof and do any and every act which Borrower might do on its own behalf, and Borrower hereby irrevocably appoints and constitutes Lender its lawful attorney-in-fact, with full power of substitution for the purposes aforesaid, it being understood that the foregoing power of attorney shall be a power coupled with an interest and cannot be revoked.

         (f) ACCOUNTS RECEIVABLE. Lender may, in its sole discretion, communicate at any time and from time to time with any account debtor or other obligor in respect of any account, receivable or general intangible constituting a part of the Shore Crest Phase II Collateral with regard to the lien of Lender thereon and any other matter relating thereto. Lender shall have the right to (i) require that all payments on all accounts, receivables and general intangibles constituting, in each case, a part of the Shore Crest Phase II Collateral be paid directly to Lender or to such Person as Lender may designate and to receive, collect, hold and apply the same in accordance with this Agreement and the other Shore Crest Phase II Loan Documents. Borrower hereby further irrevocably authorizes, directs and empowers Lender to collect and receive all checks and drafts evidencing such payments and to endorse such checks and drafts in the name of Borrower and upon such endorsement to collect and receive the money therefor.

         (g) EXERCISE OF OTHER RIGHTS. Exercise any and all other rights or remedies afforded by any applicable laws or by the Shore Crest Phase II Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Shore Crest Phase II Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Shore Crest Phase II Loan Documents.

          6.2 OFFSETS; APPLICATION OF COLLATERAL. Upon the occurrence and during the continuance of an Event of Default, Lender may apply and offset against the Indebtedness (a) any and all of the Shore Crest Phase II Collateral in its possession, any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys of Borrower (whether or not then due or owing to Borrower) held by Lender or any agent of Lender hereunder or under any other financing agreement or any Shore Crest Phase II Loan Document or otherwise and
(b) all other property at any time held or owing by the Lender to or for the account of the Borrower.

          6.3 WAIVERS. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Shore Crest Phase II Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Shore Crest Phase II Loan Documents or otherwise. Further, Borrower and Guarantor each severally waive notice of the occurrence and continuance of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their respective liability shall not be affected by any renewal or extension in the time of payment of the Indebtedness, or by any release or change in any security for the payment or performance of the Indebtedness, regardless of the number of such renewals, extensions, releases or changes. Borrower also hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Shore Crest Phase II Loan Documents or to any action brought to enforce the Shore Crest Phase II Note or any other obligation secured by the Shore Crest Phase II Loan Documents.

          6.4 CUMULATIVE RIGHTS. All rights and remedies available to Lender under the Shore Crest Phase II Loan Documents shall be cumulative and in addition to all other rights and remedies granted to Lender at law or in equity, whether or not the Indebtedness is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Shore Crest Phase II Loan Documents.

          6.5 MARSHALLING WAIVER. Borrower waives any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies hereunder.

          6.6 APPLICATION OF PROCEEDS. The proceeds of any exercise of rights with respect to the Shore Crest Phase II Collateral or any part thereof shall be paid to and applied as follows:

                  FIRST, to the payment of

                         (i) all Costs in connection therewith, including,
                  without limitation, (1) attorneys' fees for advice, counsel or other legal services, (2) costs and expenses incurred as a result of pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, advertising for sale, selling and foreclosing on the Shore Crest Phase II Collateral and any and all other charges and expenses in connection therewith, and
                  (3) any costs and expenses (including, without limitation, costs and expenses in the management and operation of the Shore Crest Phase II Resort) provided for in the Shore Crest Phase II Assignment of Leases and Rents, the Shore Crest Phase II Mortgage or any other Shore Crest Phase II Loan Document,

                         (ii) all taxes, assessments or liens superior to the
                  lien of this Agreement or the other Shore Crest Phase II Loan Documents, except any taxes, assessments or other superior liens subject to which any sale of Shore Crest Phase II Collateral may have been made, and

                         (iii) all other fees, costs and expenses otherwise
                  payable hereunder;

                  SECOND, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Shore Crest Phase II Loan,

                  THIRD, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Shore Crest Phase II Loan,

                  FOURTH, to the payment of the principal amount of the Shore Crest Phase II Loan and all other Indebtedness, and

                  FIFTH, to the payment of any other obligations secured by the Shore Crest Phase II Collateral, and

                  SIXTH, to the payment of the surplus, if any, to the Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, PROVIDED that if any Indebtedness or other obligations secured by the Shore Crest Phase II Collateral then due and payable shall not have been paid in full, any such surplus shall continue to be held as Shore Crest Phase II Collateral hereunder and shall continue to be subject to the terms and conditions hereof until such Indebtedness and obligations then due and payable shall have been paid in full.

                  The Borrower shall remain liable hereunder for payment of any deficiency owing on the Indebtedness after application of such proceeds.

                    ARTICLE 7 - GENERAL TERMS AND CONDITIONS

          7.1 NOTICES. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, or sent by overnight courier, or sent by registered or certified U.S. Mail return receipt requested, and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day otherwise, on the next business day; PROVIDED that a confirmation of the receipt of any such telecopy is obtained and retained by the sending party and that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or
(d) if by certified or registered U.S. Mail, return receipt requested, on the fourth (4th) day after deposit in the mail postage prepaid.

         Notices to Borrower or Guarantor:   Bluegreen Corporation
                                             4960 Blue Lake Drive
                                             Boca Raton, Florida 33431
                                             Attn:  Patrick Rondeau, Esq.
                                             Telephone No.: (561) 912-8005
                                             Telecopy: (561) 912-8299

         Notices to Lender:                  Heller Financial, Inc.
                                             Attn:  Portfolio Manager, Vacation
                                                    Ownership
                                             HREF Loan No. 98-087-0202
                                             500 West Monroe St.
                                             Chicago, Illinois 60661
                                             Telecopy: (312) 441-7924

         With a copy to:                     Heller Financial, Inc.
                                             Attn:  Vacation Ownership Legal
                                                    Representative
                                             HREF Loan No. 98-087-0202
                                             500 West Monroe St.
                                             Chicago, Illinois 60661
                                             Telecopy: (312) 441-7924



          7.2 ENTIRE AGREEMENT AND MODIFICATIONS. This Agreement and the Shore Crest Phase II Loan Documents constitute the entire understanding and agreement between the Borrower, the Lender and the Guarantor with respect to the transactions arising in connection with the Shore Crest Phase II Loan and supersede all prior written or oral understandings and agreements between the undersigned in connection therewith. No provision of this Agreement or the other Shore Crest Phase II Loan Documents may be modified, waived, terminated, supplemented, changed or amended except by a written instrument executed by all parties hereto or thereto.

          7.3 SEVERABILITY. In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

          7.4 ELECTION OF REMEDIES. Lender shall have all of the rights and remedies granted herein and in the Shore Crest Phase II Loan Documents and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against the Guarantor, the Borrower or any property encumbered by the Shore Crest Phase II Loan Documents, at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

          7.5 FORM AND SUBSTANCE. All documents, certificates, insurance policies, evidence, and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender in Lender's sole discretion.

          7.6 NO THIRD PARTY BENEFICIARY. This Agreement is for the sole benefit of Lender and Bluegreen and is not for the benefit of any third party.

          7.7 BLUEGREEN IN CONTROL. In no event shall Lender's rights and interests under the Shore Crest Phase II Loan Documents be construed to give Lender the right to, or be deemed to indicate that Lender is in control of the business, management or properties of Guarantor or Borrower or has power over the daily management functions and operating decisions made by the Guarantor or Borrower. The execution and delivery of the Shore Crest Phase II Loan Documents and the granting of the liens in and to the Shore Crest Phase II Collateral shall not subject the Lender to, or transfer or pass to the Lender or in any way affect or modify, the liability of the Borrower under any or all of its contracts, receivables, general intangibles and/or Shore Crest Phase II Resort Documents, it being understood and agreed that notwithstanding this Agreement and the other Shore Crest Phase II Loan Documents, and the granting of the liens in and to the Shore Crest Phase II Collateral, all of the obligations of the Borrower (whether as owner, chattel lessee, vendor, mortgagee, declarant, Shore Crest Phase II Residential Condominium Unit owner, Shore Crest Phase II Interval owner or otherwise) to each and every other party under each and every one of the contracts, accounts, general intangibles and/or Shore Crest Phase II Resort Documents shall be and remain enforceable by such other party, its successors and assigns, only against the Borrower or Persons other than the Lender, and the Lender has not assumed any of the obligations or duties of the Borrower under or with respect to any of the foregoing.

          7.8 NUMBER AND GENDER. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

          7.9 CAPTIONS. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

          7.10 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (without regard to conflicts of law principles) and the laws of the United States applicable to transactions within such state.

          7.11 VENUE. EACH OF BORROWER AND GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF BORROWER AND GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF BORROWER AND GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PERSON, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

          7.12 JURY TRIAL WAIVER. BORROWER, GUARANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. BORROWER, GUARANTOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, GUARANTOR AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

          7.13 COSTS. Borrower agrees to promptly pay all Costs and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate until paid. Without limiting the generality of the foregoing, in any action hereunder between the parties hereto, the prevailing party shall be entitled to attorneys' fees and costs including those for pretrial, trial and appellate proceedings.

          7.14 COUNTERPARTS. This Agreement may be signed in multiple counterparts which taken together shall constitute the entire agreement between the parties.

          7.15 CONSENT TO ADVERTISING AND PUBLICITY. Lender may issue and disseminate to the public press releases and other information describing the credit accommodations entered into pursuant to this Agreement, PROVIDED that Guarantor shall approve the description of such credit accommodation, which approval shall not be unreasonably withheld.

          7.16 SURVIVAL. All representations, warranties, covenants and agreements made by Borrower herein, in the other Shore Crest Phase II Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Shore Crest Phase II Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Shore Crest Phase II Loan Documents and the extension of the Indebtedness (and each part thereof), regardless of any investigation made by or on behalf of Lender.

          7.17 PROTECTION OF COLLATERAL. Lender may at any time and from time to time take such actions as Lender deems necessary or appropriate to protect Lender's liens and security interests in and to preserve the Shore Crest Phase II Collateral. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Shore Crest Phase II Collateral and Lender's liens and security interests therein.

          7.18 PERFORMANCE BY LENDER. If Borrower fails to perform any agreement contained herein or in any other Shore Crest Phase II Loan Document, Lender may, but shall not be obligated to, cause the performance of such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Borrower pursuant to Section 7.13 hereof.

          7.19 POWER OF ATTORNEY. Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender as provided in Section 6.1(f) above;
(b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same; and (c) upon the occurrence and during the continuance of any Event of Default hereunder, (i) to institute and prosecute in the name of Borrower or otherwise, but for the benefit of Lender, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, and (ii) generally to do all and any such acts and things in relation to the Shore Crest Phase II Collateral as Lender shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until all obligations of Borrower to Lender have been satisfied.

IN WITNESS WHEREOF, the parties set their hands as of the date above first written.

                                       BLUEGREEN VACATIONS UNLIMITED, INC.

                                       By: /s/ ALLAN J. HERZ
                                           ---------------------------------
                                           Name: Allan J. Herz
                                           Its:  Vice President

CONSENTED AND AGREED TO:

BLUEGREEN CORPORATION



By: /s/ ALLAN J. HERZ
    ------------------------------
Name: Allan J. Herz
Its:  Vice President

                                       HELLER FINANCIAL, INC.

                                       By: /s/ Dennis K. Holland
                                          ------------------------------------
                                          Name: Dennis K. Holland
                                          Its:  Senior Vice President

                                   APPENDIX A

                               DEFINITION OF TERMS

AFFILIATE. Any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization or Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower or Guarantor; any officer, director, partner or shareholder of Borrower or Guarantor; or any relative of any of the foregoing. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

AGREEMENT. As defined in the first paragraph hereof.

APPRAISAL. An appraisal of the value of the Shore Crest Phase II Resort performed by an appraiser approved by Lender who is neither employed by nor is an Affiliate of Borrower, the form and substance of which appraisal shall be satisfactory to the Lender.

APPROVED TRANSACTIONS. As defined in Section 3.15 hereof.

BORROWER. As defined in the first paragraph hereof.

BUSINESS DAY. Any day which is not a Saturday or Sunday or a legal holiday under the laws of the State of Illinois, State of Florida or the United States.

CHARGES. As defined in Section 4.12 hereof.

CLUB. The Bluegreen Vacation Club Trust, as established pursuant to that certain Bluegreen Amended and Restated Vacation Club Trust Agreement (the "CLUB TRUST AGREEMENT") dated as of May 18, 1994 by and among Borrower, Guarantor, Vacation Trust, Inc. and the other parties thereto, as amended and supplemented from time to time.

CODE. The Uniform Commercial Code as adopted and in force in the State of Illinois as the same may be amended from time to time.

COMPENSATION. As defined in Section 2.5(f) hereof.

COSTS. All expenditures and expenses which may be paid or incurred by or on behalf of Lender in connection with the documentation, modification, workout, collection or enforcement of the Shore Crest Phase II Loan or any of the Shore Crest Phase II Loan Documents. Notwithstanding the foregoing, Costs payable on the date of the making of the Shore Crest Phase II Loan shall be limited to
(i) the fees and costs of Lender's attorneys (including Lender's inside counsel) in connection with





                                 Appendix A - 1
the documentation of the Shore Crest Phase II Loan and the due diligence review of Borrower's deliveries; and (iii) all applicable title, filing and recording fees and other closing costs. During the term of the Shore Crest Phase II Loan, Costs payable by Borrower shall include: payments to remove or protect against liens; attorneys' fees (including fees of Lender's inside counsel); receivers' fees; engineers' fees; accountants' fees; independent consultants' fees (including environmental consultants); all costs and expenses incurred in connection with any of the foregoing; outlays for documentary and expert evidence; stenographers' charges; stamp taxes; publication costs; and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale a true condition of the title to, or the value of, the Shore Crest Phase II Collateral.

DEBTOR RELIEF LAWS. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

DEFAULT RATE. A floating rate per annum equal to (i) the Interest Rate in effect from time to time for such principal amount PLUS (ii) two percent (2%).

ENVIRONMENTAL LAWS. Each federal, state, county, regional or local law, statute, or regulation enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Materials, and any regulations issued or promulgated in connection with such statutes by any governmental authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

EVENT OF DEFAULT. The events set forth in Section 5 of this the Shore Crest Phase II Loan Agreement.

GAAP. Generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

GOVERNMENTAL REGULATIONS. All Federal, State and local rules, regulations, ordinances, laws and statutes which affect the Shore Crest Phase II Resort or the Borrower.

GUARANTOR. As defined in Recital A herein.





                                 Appendix A - 2

HAZARDOUS MATERIALS. Any hazardous, dangerous or toxic substance or material within the meaning of any federal, state or local law, regulation or ordinance.

INDEBTEDNESS. All payment obligations of Borrower to Lender under the Shore Crest Phase II Loan Documents.

INSURANCE POLICIES. The following insurance policies:

                  (a) All-risk insurance on the Shore Crest Phase II Resort until the Shore Crest Phase II Loan is paid in full, as determined by Lender, at least in the amount of 100% of the replacement cost of the Shore Crest Phase II Resort or in such amounts as Lender may reasonably require, providing all-risk coverage on the Property, and covering all perils of flood, and, if requested by Lender, covering all perils of earthquake, business interruption and other risks;

                  (b) Comprehensive General Liability Insurance for owners and contractors, including blanket contractual liability, products and completed operations, personal injury (including employees), independent contractors and explosion, hazards in an amount acceptable to Lender;

                  (c) Workers' Compensation Insurance for contractors for statutory limits; and

                  (d) Such other insurance, including but not limited to business interruption insurance, as Lender may reasonably require.

All Insurance Policies shall be issued on forms and by companies reasonably satisfactory to Lender and shall be delivered to Lender or in the alternative, certificates of such insurance shall be delivered to Lender if such insurance is obtained through blanket policies of Borrower. All-risk Insurance Policies shall have loss made payable to Lender as mortgagee together with the standard mortgage clause in a form satisfactory to Lender. Comprehensive General Liability, Comprehensive Automobile Liability and Workers' Compensation coverages shall have a provision giving Lender thirty (30) days, prior notice of cancellation or material change of the coverage. The provisions set forth in this definition shall be subject to the requirements concerning insurance set forth in the Shore Crest Phase II Resort Documents, in the Shore Crest Phase II Master Deed and under applicable South Carolina law.

INTEREST RATE. Floating rate per annum equal to the Base Rate plus three percent (3.00%). "Base Rate" shall mean the rate published each business day in THE WALL STREET JOURNAL for deposits maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)" as the same may be adjusted by the Statutory Reserve Rate (as such term is defined in the Warehouse Facility). The Interest Rate for each calendar month shall be fixed based upon the Interest Rate published prior to and in effect on the first (1st) business day of such month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.



                                 Appendix A - 3

LENDER. As defined in the first paragraph hereof.

MATERIAL ADVERSE EFFECT. With respect to any event or circumstance, a material adverse effect on:

                  (a) the business, assets, financial condition or operations of the Borrower;

                  (b) the ability of the Borrower to perform its obligations under this Agreement or any of the Shore Crest Phase II Loan Document to which it is a party;

                  (c) the validity, enforceability or collectibility against the Borrower of this Agreement or any of the Shore Crest Phase II Loan Document to which it is a party; or

                  (d) the status, existence, perfection or priority of Lender's security interest and lien in the Shore Crest Phase II Collateral securing the Shore Crest Phase II Loan.

MASTER AGREEMENT. As defined in Recital A herein.

OWNER BENEFICIARY RIGHTS. As defined in the Club Trust Agreement.

PERSON. Natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

PURCHASE DOCUMENTS. Any purchase agreement and related sale and escrow documents executed and delivered by a Purchaser to Borrower with respect to the purchase of an Interval.

PURCHASE FACILITY. That certain Asset Purchase Agreement, dated as of June 26, 1998, among Bluegreen Receivables Finance Corporation III, as seller, Lender, as the purchaser, Guarantor, as the originator and servicer, and the other parties thereto, as amended and supplemented from time to time.

PURCHASER. Any Person who purchases one or more Shore Crest Phase II Intervals in the ordinary course of the Borrower's business.

SHORE CREST PHASE II ASSIGNMENT OF LEASES AND RENTS. Assignment of Leases and Rents from Borrower to Lender dated of even date, as amended and supplemented from time to time, herewith securing the payment of the Shore Crest Phase II Note, and the payment and performance of all obligations specified herein, in said Assignment and in the other Shore Crest Phase II Loan Documents, which Assignment shall be in the form of Exhibit A attached hereto and made a part hereof.








                                 Appendix A - 4

SHORE CREST PHASE II ASSOCIATION. The Shore Crest Vacation Villas Owners Association, Inc. a corporation not for profit organized under the laws of South Carolina in connection with the Shore Crest Phase II Master Deed.

SHORE CREST PHASE II COLLATERAL. As defined in Section 3 of this Agreement.

SHORE CREST PHASE II CONTRACT. Any contract between a Purchaser and the Borrower pursuant to which and subject to the terms and conditions thereof the Purchaser will purchase and the Borrower will sell a Shore Crest Phase II Interval.

SHORE CREST PHASE II GUARANTY. The Guaranty Agreement executed by Guarantor in favor of Lender of even date herewith, as amended and supplemented from time to time, substantially in the form of Exhibit C hereto.

SHORE CREST PHASE II INTERVAL. An undivided fee simple ownership interest as tenants in common with all other Purchasers with respect to any Shore Crest Phase II Residential Condominium Unit with a right to use such Unit, or a Unit of such type, for one week annually, together with all appurtenant rights and interests as more particularly described in the Shore Crest Phase II Resort Documents.

SHORE CREST PHASE II INTERVAL RELEASE PAYMENT. With respect to each sale in the ordinary course of business of the Borrower to a Purchaser of a Shore Crest Phase II Interval, the greatest of (a) $2,988, (b) 80% of the Resort Development Costs, as such term is defined in the Master Agreement, in respect of the Shore Crest Phase II Resort, as allocated to such Shore Crest Phase II Interval and
(c) the amount necessary to repay the Shore Crest Phase II Loan solely through interval release payments of 80% of the then remaining unsold Shore Crest Phase II Intervals in Phase II. The determination of the Shore Crest Phase II Interval Release Payment shall be made by Borrower in good faith.

SHORE CREST PHASE II LOAN. The loan by Lender to Borrower hereunder, to be extended in a single advance, in the total amount of $13,860,000.

SHORE CREST PHASE II LOAN DOCUMENTS. This Agreement, the Shore Crest Phase II Mortgage, the Shore Crest Phase II Acquisition Note, the Shore Crest Phase II Assignment of Leases and Rents, the Shore Crest Phase II Guaranty, the Shore Crest Phase II Subordination Agreement, any debt or lien subordination agreements or instruments that Lender may require with respect to any indebtedness of Borrower to any person, and such other instruments evidencing, securing, or pertaining to the Shore Crest Phase II Loan as shall, from time to time, be executed and delivered by Borrower or Guarantor, as any or all of the foregoing may be amended, renewed, extended, restated or supplemented from time to time.






                                 Appendix A - 5

SHORE CREST PHASE II MASTER DEED. The Master Deed for Shore Crest Vacation Villas II Horizontal Property Regime dated __________, 19___ and recorded on __________, 19__ in Book _____, Page ____ in the RMC Office for Horry County, South Carolina, as amended and supplemented from time to time.

SHORE CREST PHASE II LOAN MATURITY DATE. January 1, 2006.

SHORE CREST PHASE II MORTGAGE. Mortgage, Assignment of Rents and Security Agreement from Borrower to Lender dated of even date herewith securing the payment of the Shore Crest Phase II Note, and the payment and performance of all obligations specified herein, in said Mortgage and in the other Shore Crest Phase II Loan Documents, and evidencing a valid and enforceable lien on Phase II of the Shore Crest Phase II Resort, which Mortgage shall be in the form of Exhibit D attached hereto and made a part hereof.

SHORE CREST PHASE II NOTE. The Promissory Note of even date herewith from Borrower to Lender in the original principal amount of Thirteen Million Eight Hundred Sixty Thousand Dollars ($13,860,000), which Note evidences the Shore Crest Phase II Loan and which Note shall be in the form of Exhibit E attached hereto and made a part hereof.

SHORE CREST PHASE II NOTE RECEIVABLE. Any promissory note executed by a Purchaser that is secured by a mortgage in and to the Shore Crest Phase II Interval being purchased and financed by such Purchaser with such promissory note.

SHORE CREST PHASE II PERMITTED EXCEPTIONS. The exceptions to title listed on
Schedule 8 to this Agreement.

SHORE CREST PHASE II RESORT. That certain timeshare vacation resort located in North Myrtle Beach, South Carolina, on the land more particularly described in Exhibit F commonly known as the Shore Crest Vacation Villas II Horizontal Property Regime, including all related common elements, limited common elements, parking areas and other amenities, as established by the Shore Crest Phase II Master Deed. The Shore Crest Phase II Resort is described on Schedule 6 hereto and consists of a 12 story building with 126 two bedroom Residential Condominium Units and three stories of parking.

SHORE CREST PHASE II RESORT DOCUMENTS. The Shore Crest Phase II Master Deed establishing a horizontal property regime and a vacation time sharing ownership plan under and in accordance with applicable South Carolina law in respect of the Property described in Exhibit F together with (a) the plans and plot plans in respect thereof, as the same have been recorded in the office of the RMC of Horry County, South Carolina, (b) the By-Laws of the Shore Crest Phase II Owners Association, Inc. ("SHORE CREST PHASE II ASSOCIATION"), a corporation organized not for profit under the laws of South Carolina and (c) the rules and regulations of such Association. To the extent that other buildings at the Shore Crest Phase II Resort are added as an additional phases to the Shore Crest Phase II Master Deed in accordance with applicable South Carolina law and said Master Deed, "Shore Crest Phase II Resort Documents" shall include the supplemental master deeds in respect thereof.



                                 Appendix A - 6

SHORE CREST PHASE II UCC FINANCING STATEMENTS. Each of the UCC-1 Financing Statements set forth on Schedule 9 to be recorded in the recording offices described on said Schedule.

SUBORDINATION AGREEMENT. The Subordination Agreement attached hereto as
Exhibit G.

SURVEY. An as-built survey of the Shore Crest Phase II Resort (styled Plat of Shore Crest Phase II) dated August 13, 1999 by Powell Associates of NMB, Inc., as certified to Lender as of date not more than 30 days prior to or after the date hereof.

TITLE COMPANY. First America Title Insurance Company.

TITLE INSURANCE. An ALTA lender's title insurance policy issued by the Title Company to the Lender, with such endorsements as requested by Lender (including a comprehensive endorsement, a usury endorsement, a zoning endorsement (also covering parking), a survey endorsement, an access endorsement, encroachment endorsements, and a condominium endorsement), in the amount of $13,860,000 insuring that the Shore Crest Phase II Mortgage constitutes a valid first priority lien covering the Shore Crest Phase II Resort and subject only to the Shore Crest Phase II Permitted Exceptions; such policy shall also provide extended coverage over standard exceptions, matters which would be shown by an inspection or an accurate survey, rights of parties in possession, easements not of record and past due real estate taxes and assessment.

WAREHOUSE FACILITY. The Loan and Security Agreement, dated as of October 20, 1998 among Lender, Guarantor and Borrower, as amended and supplemented from time to time.






















                                 Appendix A - 7